EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SYNNEX Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-111799, 333-158571, 333-191442, 333-201755 and 333-237635) on Form S-8 of SYNNEX Corporation of our report dated January 28, 2021, with respect to the consolidated balance sheets of SYNNEX Corporation as of November 30, 2020 and 2019, the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended November 30, 2020, and the related notes and financial statement Schedule II - Valuation and Qualifying Accounts (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of November 30, 2020, which report appears in the November 30, 2020 annual report on Form 10-K of SYNNEX Corporation.

Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standards Board’s Accounting Standards Codification Topic 842, Leases, as of December 1, 2019.

/s/ KPMG LLP

Santa Clara, California

January 28, 2021